Exhibit 10.1
MASTER PARTICIPATION AGREEMENT
          THIS MASTER PARTICIPATION AGREEMENT (this “Agreement”) dated as of the second day of March, 2007, is made by and between GREAT LAKES GAMING OF MICHIGAN, LLC, a Minnesota limited liability company (the “Seller”), and                                          (the “Participant”) (each of the Seller and the Participant, a “Party” and, collectively, the “Parties”).
RECITALS
     WHEREAS, the Seller has made the Loans (as defined below); and
     WHEREAS, the Seller wishes to sell a Participation (as defined below) in the Loans to the Participant, subject to the terms and conditions of this Agreement.
     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions.
     “Assignment and Assumption Agreement” means the Assignment and Assumption Agreement dated May 25, 2006 among the Band, the Obligor, the Seller, Lakes, Pokagon Properties, LLC and Filbert Land Development, LLC.
     “Assumed Obligations” shall have the meaning given to that term in Section 2(c) below.
     “Band” means the Pokagon Band of Potawatomi Indians.
     “BAS” means Banc of America Securities LLC.
     “Business Day” means any day that is not (a) a Saturday, (b) a Sunday, or (c) any other day on which commercial banks are required by law to be closed in (i) the State of New York, (ii) the State of Michigan, (iii) the State of Minnesota, or (iv) the jurisdiction in which the Participant’s headquarters is located.
     “Certificate” shall have the meaning given to that term in Section 2(a) below.
     “Closing Date” means, with respect to any Participation, the date on which the conditions set forth in Sections 3 and 4 hereof are satisfied.
     “Development Agreement” means the Third Amended and Restated Development Agreement dated as of January 25, 2006 between the Band and the Seller, as assigned by the Band to and assumed by the Obligor pursuant to the Assignment and Assumption Agreement, as amended by the First Amendment to Third Amended and Restated Development Agreement

dated as of June 1, 2006, all as the same may be hereafter further amended, modified, substituted, extended or restated, from time to time.
     “Disqualified Holder” means any Holder whose ownership of interests in any Loan may, in the reasonable judgment of the Seller’s Board of Directors, result in the (a) disapproval, modification, or non-renewal of any contract under which Lakes, the Seller, or any other direct or indirect subsidiary of Lakes has sole or shared authority to develop and/or manage any gaming operations or (b) failure to obtain or the loss or non-reinstatement of any license or franchise from any governmental agency held by Lakes, the Seller, or any other direct or indirect subsidiary to conduct any portion of its business, which license or franchise is conditioned upon such Holder meeting certain criteria.
     “Event of Default” means a Lakes Event of Default (as defined in the Development Agreement), a Manager Event of Default (as defined in the Management Agreement), or a Band Event of Default (as defined in the Development Agreement or the Management Agreement).
     “Holder” has the meaning assigned in Section 21.
     “Indenture” means the Indenture dated as of June 22, 2006 among the Band, Obligor, Pokagon Properties, LLC and Filbert Land Development, LLC and U.S. Bank National Association, as Trustee.
     “Intercreditor Agreement” means the Intercreditor and Subordination Agreement dated as of June 22, 2006 between the Seller and U.S. Bank National Association, as Trustee and Collateral Agent.
     “Interest Rate” on any day means the sum of (a) 2% plus (b) the interest rate that is published in The Wall Street Journal as the “prime rate” on any day for which interest is to be calculated hereunder, and any change therein shall take effect at the opening of business on the day on which such change is published in The Wall Street Journal.
     “Lakes” means Lakes Entertainment, Inc.
     “Loans” means, collectively, the Loans as specified on the Certificate, evidenced by the Notes.
     “Loan Amount” means, with respect to the Loans, the total face amount of the Loans as set forth in the Loan Documents, as specified on the Certificate.
     “Loan Documents” collectively means, with respect to any Loan, the Note evidencing such Loan and, to the extent (and only to the extent) such documents and other items govern, secure or otherwise relate to such Loan, the Development Agreement, the Management Agreement, the Indenture, the Intercreditor Agreement and any certificate, correspondence, report, financial statement and/or other material document that the Seller shall receive from time to time in respect of such Loan, all as the same may be hereafter amended, modified, substituted, extended or restated, from time to time to the extent expressly permitted hereunder.

     “Management Agreement” means the Third Amended and Restated Management Agreement dated as of January 25, 2006 between the Seller and the Band, as assigned by the Band to and assumed by the Obligor pursuant to the Assignment and Assumption Agreement, as amended by the First Amendment to Third Amended and Restated Management Agreement dated as of June 1, 2006, all as the same may be hereafter further amended, modified, substituted, extended or restated, from time to time.
     “Notes” means collectively (each as assumed by the Obligor pursuant to the Assignment and Assumption Agreement) (a) the Third Amended and Restated Lakes Development Note dated January 25, 2006; (b) the Third Amended and Restated Transition Loan Note dated January 25, 2006; and (c) the Third Amended and Restated Non-Gaming Land Acquisition Line of Credit Agreement dated as of January 25, 2006.
     “Obligor” means the Pokagon Gaming Authority, an unincorporated governmental component of the Band.
     “Obligations” means all indebtedness, obligations and liabilities of the Obligor to the Seller arising or incurred under the Loan Documents in respect of any of the Loans or any of the Notes or other instruments at any time evidencing any thereof, whether or not now existing or hereafter arising, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.
     “Participant” has the meaning assigned in the preamble hereof.
     “Participation” means the Participant’s participation in the Loans as evidenced by a Certificate fully executed, delivered and, if applicable, accepted by the Seller in accordance herewith.
     “Participation Amount” means the amount of the Loans for which the Participant will be responsible, as specified on each Certificate, which shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Proceeds” means any and all cash, securities, interest, dividends and any property which may be exchanged for, distributed or collected under or in respect of any of the foregoing under or pursuant to the Loan Documents in connection with the Participation, including, without limitation, any and all payments, property, distributions and fees received from any restructuring, refinancing, reorganization or liquidation, or otherwise, and the proceeds thereof.
     “Pro Rata Share” means the fraction obtained by dividing the Participation Amount by the Loan Amount.

     “Required Participants” means, as of any date of determination, participants of the Loans holding participations representing in the aggregate more than 50% of the aggregate outstanding principal amount of interests in the Loans on such date.
     “Seller” has the meaning assigned in the preamble hereof.
     “Seller’s Interest” means, with respect to any Loan, any and all rights, claims (including “claims” within the meaning of Section 101(5) of the United States Bankruptcy Code) and causes of action of the Seller (and its successors and assigns) against (a) the Obligor, and (b) any other Person (and in each case their respective affiliates) that arise under, from, in, to or in connection with the Seller’s right, title and interest in such Loan and the Loan Documents from and after the Trade Date, including, without limitation: (a) all principal of and accrued and unpaid interest on any loans or reimbursement obligations and all other amounts payable to the Seller from time to time under the Loan Documents (including without limitation, any fees, costs or rights to payment with respect to the Loans under any indemnity provisions contained in the Loan Documents), (b) any and all payments and property received by or distributions to the Seller from and after the Trade Date (except for accrued and unpaid interest through the Closing Date), (c) any and all payments, property, distributions and fees resulting from any plan, reorganization, restructuring or liquidation of the Obligor or the Loan Documents or the obligations thereunder distributed or collected from and after the Trade Date (directly or by set-off) and (d) all Proceeds of any kind of the foregoing (received directly or by set-off) with respect to the Seller’s Interest; provided that, the Seller’s Interest shall not include (i) any interests of the Seller attributable to Seller’s capacity other than as a party to the Loan Documents, or (ii) any interests of the Seller attributable to Seller’s capacity as such a party to the Loan Documents to the extent such interests are unrelated to or do not arise with respect to the Loans. For the avoidance of doubt, the Participant acknowledges and agrees that Seller’s Interest does not include, and the Participant shall have no interest in, any amounts payable to the Seller under the Management Agreement, the Development Agreement or otherwise to the extent such amounts are unrelated to or do not arise with respect to the Loans, such as amounts payable with respect to management and other fees, indemnification obligations, and other loans or financial accommodations.
     “Trade Date” means, with respect to any Loan, the date on which either (a) the Participant executes the relevant Certificate without making any alteration thereto or (b) the Seller accepts a Certificate that has been altered and executed by the Participant.
     “Transferred Interest” shall have the meaning assigned to such term in Section 2(a) hereof.
     2. Participation Offer and Acceptance.
     (a) The Seller, in its sole discretion and without any commitment to do so, may make an offer to the Participant in substantially the form attached hereto as Exhibit B to sell to the Participant, without recourse to the Seller (except as expressly set forth herein), a continuing, undivided, irrevocable (subject to the provisions of Section 21) participation in the Seller’s Interest in a Loan (the “Transferred Interest”). Each such participation shall be evidenced by a Certificate executed by the Parties substantially in the form attached to this Agreement as Exhibit

B (each a “Certificate”). The Participant’s Pro Rata Share of the Loan Amount shall be specified on each Certificate.
     (b) The Participant’s execution and delivery of a Certificate in accordance herewith shall constitute, without any further action by either Party, the Participant’s irrevocable acceptance of its Participation in the Loans as set forth in such Certificate. In the event that Participant makes any change to the Certificate before delivering it to the Seller, such Certificate shall only be deemed accepted by the Seller if the Seller expressly confirms its acceptance thereof in writing.
     (c) Effective upon the Closing Date with respect to the Participation, the Participant hereby assumes and agrees, to the extent of its Participation therein, to be bound by and perform all liabilities and obligations of the Seller under the Loan Documents that arise, accrue or are attributable to the period after the Closing Date in respect of the Participation (the “Assumed Obligations”); provided, however, the Assumed Obligations will not include, and the Seller hereby retains and agrees to perform, any obligations and liabilities (i) arising under or in connection with a breach by the Seller of its representations, warranties and covenants contained herein, (ii) under the Loan Documents arising, accruing or attributable to the period prior to the Closing Date, (iii) arising from the Seller’s gross negligence or willful misconduct or (iv) that are attributable to Seller’s actions or obligations in any capacity other than as a party to the Loan Documents or are attributable to Seller’s actions or obligations as a party to the Loan Documents but are unrelated to or not arising in connection with the Loans including without limitation those arising pursuant to Seller’s obligations under the Management Agreement or Development Agreement.
     (d) With respect to the Participation, the Participant’s obligations under this Agreement shall constitute absolute, irrevocable (subject to the provisions of Section 21), unconditional and continuing obligations and are irrespective of (i) any invalidity, unenforceability, repudiation or insufficiency of any Loan or any of the Loan Documents, (ii) subject to the provisions of Section 16 below, any change to any Loan or Loan Documents, (iii) any force majeure affecting the performance by the Obligor of its obligations under any Loan Documents, (iv) any default by, insolvency of, moratorium or suspension of payments or similar arrangements or circumstances in respect of the Obligor, (v) subject to the provisions of Section 16 below, any rescheduling, refinancing, reduction, redenomination, subordination, release of collateral, or other change to any Loan in each case pursuant to any event or circumstance imposed on the Seller, (vi) subject to the provisions of Section 16 below, any requirement that the Seller take action against the Obligor with respect to any Loan, and (vii) subject to the provisions of Section 16 below, any other circumstances or occurrence affecting any Loan or the Loan Documents.
     (e) The Participation is acquired by the Participant without recourse (except as expressly set forth herein) to the Seller and for the Participant’s own account and risk.

     3. Conditions to Seller’s Obligations. The Seller’s obligations under Section 2 hereof with respect to the Participation are subject to the satisfaction or the Seller’s written waiver of the following conditions:
     (a) the representations and warranties of the Participant herein shall be true and correct in all material respects on the Closing Date;
     (b) the Participant shall have performed all of its obligations hereunder to be performed or completed by it on or before the Closing Date, if any;
     (c) the Seller shall have (i) received this Agreement and the relevant Certificate, duly executed on behalf of the Participant, on or before the Closing Date, and (ii) if applicable under Section 2(b) hereof, shall have accepted such Certificate in writing; and
     (d) contemporaneously with the sale of the Participation, other participations in the Loans shall be sold so as to effect the sale of participations in 100% of the aggregate Loan Amount of the Loans on terms no more favorable than those provided in this Agreement.
     4. Conditions to the Participant’s Obligations. The Participant’s obligations under Section 2 hereof with respect to the Participation are subject to the satisfaction by the Seller or the Participant’s written waiver of the following conditions:
     (a) the representations and warranties of the Seller herein shall be true and correct in all material respects on the Closing Date;
     (b) the Seller shall have performed all of its obligations hereunder to be performed or completed by it on or before the Closing Date; and
     (c) the Participant shall have received this Agreement and the relevant Certificate duly executed on behalf of the Seller duly delivered, on or before the Closing Date.
     5. Participation.
     Subject to the satisfaction by the Seller or the Participant’s written waiver of the conditions set forth in Section 4 hereof, the Participant shall pay to the Seller the Participant’s Pro Rata Share of the Loan Amount with respect to the Loans.
     6. Obligor Default.
     On or after receiving notice that Obligor has failed to make payment as required with respect to any Loan, the Seller shall, to the extent not prohibited by the Intercreditor Agreement or the Indenture, exercise any rights and remedies against the Obligor under the Loan Documents in accordance with the written direction of the Required Participants. The Participant shall indemnify and hold harmless (to the extent of its Pro Rata Share of the Loan Amount) the Seller from and against all losses, damages, liabilities, reasonable costs and expenses as incurred (including, without limitation, attorneys’ fees) which the Seller incurs in connection with such exercise of rights and remedies to the extent Seller has received written direction from the

Required Participants, with respect to any such exercise, and otherwise with Seller’s efforts to collect payment from the Obligor (except for such losses, liabilities, costs and expenses which have been arisen out of Seller’s actual bad faith, willful misconduct or gross negligence).
     7. Representations, Warranties and Agreements of the Seller. With respect to the Participation, the Seller represents and warrants to, and agrees with, the Participant on and as of the Closing Date that:
     (a) it has made no prior assignment, conveyance, transfer or grant of a participation interest in the Transferred Interest or of any interest therein and has no obligation to do so;
     (b) the Seller is the sole legal and beneficial owner of the Transferred Interest, and it has good title to the Transferred Interest, free and clear of all liens and encumbrances of any kind except for liens that will be released in connection with and contemporaneously with the sale of the Participation;
     (c) the Seller is duly organized and validly existing in good standing under the laws of its jurisdiction of formation, and has full power and authority to execute and deliver this Agreement and all other documents executed in connection herewith, and to consummate the sale of a Participation as contemplated hereby and thereby and no consents, approvals or registrations, other than those already obtained, are required in connection with the sale hereunder and the consummation of the transaction contemplated hereby;
     (d) this Agreement and any documents to be executed in connection herewith have been duly authorized by it, are valid, binding and enforceable against it in accordance with their respective terms except as the enforceability thereof may be limited by applicable bankruptcy or insolvency laws or by a court’s exercise of its equitable powers, and are not in contravention of (i) any law, rule, regulation or agreement by which the Seller or any of its assets are bound, other than any agreement which governs or secures indebtedness of the Seller that will be repaid in full in connection with and contemporaneously with the sale of the Participation or (ii) the Seller’s organizational documents;
     (e) it is a sophisticated seller with respect to the Participation, has adequate information concerning the business and financial condition of the Obligor to make an informed decision regarding the sale of the Participation, and has independently, without reliance upon the Participant and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement and the Seller acknowledges and agrees that the Participant may possess material information with respect to the Obligor not known to the Seller (“Purchaser Information”), that the Seller has not requested the Purchaser Information and that the Participant shall have no liability to the Seller with respect to the non-disclosure of the Purchaser Information and the Seller hereby releases the Participant therefrom;
     (f) notwithstanding the terms of Section 8(c) hereof, none of the Seller Information (as defined therein) contradicts or is inconsistent with any representation or warranty made by the Seller in this Agreement;
     (g) as of such Closing Date, the Participation consists of the amounts as set forth on the Certificate;
     (h) as of such Closing Date, each of the Seller and, to the Seller’s knowledge, the Obligor is in compliance in all material respects with the Development Agreement and the Management Agreement and no Event of Default by the Seller (or, to the Seller’s knowledge, by the Obligor) has occurred or is continuing with respect to the Development Agreement and the Management Agreement;
     (i) the Seller has made available to the Participant on IntraLinks a true, correct and complete copy of all of the Notes and the Loan Documents, in each case, as in effect on the date hereof;
     (j) so long as any principal of or interest on any Loan (whether or not due) shall remain unpaid, the Seller shall not, unless the Required Participants shall otherwise consent in writing (i) create, incur, assume or suffer to exist any security interest or other lien upon or with respect to the Loans or the Loan Documents or (ii) create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any indebtedness other than the Loans, except in each case to the extent reasonably required in connection with and in the ordinary course of the Seller’s business, the Seller’s incurrence of trade indebtedness, incurrence of obligations under operating leases, endorsement of negotiable instruments for deposit or collection, and similar transactions provided that such indebtedness shall not exceed an aggregate amount of $5,000,000 outstanding at any one time (provided, however, that nothing in this Section 7(j) shall be deemed to prohibit, limit or otherwise restrict the Seller’s performance of its obligations under the Development Agreement or the Management Agreement or of any act described in this Section 7(j) in connection with such performance);
     (k) no interest in the Participation is being sold by or on behalf of an “employee benefit plan” (as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it, “ERISA”) or constitutes directly or indirectly “Plan Assets” as defined in ERISA; and
     (l) within 30 days after the Closing Date, Seller shall have (i) appointed an agent pursuant to Section 9(a) for the purposes of servicing and administering the Loans, (ii) directed such agent to create and maintain a lockbox or similar arrangement pursuant to Section 9(b)(viii), (iii) duly notified and directed Obligor to make payments therein, and (iv) delivered to the Participant an executed copy of the agreement evidencing such arrangement (which agreement shall be in a form substantially similar to the form provided to the Participant by the Seller prior to the Closing Date).
     8. Representations, Warranties, Acknowledgements and Agreements of the Participant. With respect to the Participation, the Participant represents and warrants to, and acknowledges and agrees with, the Seller on and as of the Closing Date that:
     (a) it is duly organized and validly existing in good standing under the laws of its jurisdiction of formation, and has full power and authority to execute and deliver this Agreement and all other documents executed in connection herewith, and to consummate the purchase of the Participation contemplated hereby, and no consents, approvals or registrations are required in connection with its purchase of the Participation hereunder;
     (b) this Agreement and any documents to be executed and delivered in connection herewith have been duly authorized by it, are valid, binding and enforceable against it in accordance with their respective terms except as the enforceability thereof may be limited by applicable bankruptcy or insolvency laws or by a court’s exercise of its equitable powers, and are not in contravention of (i) any law, rule, regulation or agreement by which the Participant or any of its assets are bound or (ii) the Participant’s organizational documents;
     (c) it is a sophisticated buyer with respect to the Participation, has adequate information concerning the business and financial condition of the Obligor and the Seller to make an informed decision regarding the purchase of the Participation, and has independently, without reliance on the Seller and based on such information as it deemed appropriate, made its own analysis and decision to enter into this Agreement and the Participant acknowledges and agrees that the Seller may possess material information with respect to the Obligor and the Seller not known to the Participant (“Seller Information”), that the Participant has not requested the Seller Information and that the Seller shall have no liability to the Participant with respect to the nondisclosure of the Seller Information and the Participant hereby releases the Seller therefrom; furthermore, it acknowledges that it understands that, as described in Section 12.2 of the Development Agreement and Section 11 of the Management Agreement, the Obligor might not be obligated to perform its obligations under the respective agreements (including the Loans) if an event of default by the Seller occurs under either agreement and that, in circumstances as provided in Section 9.2.1(j) of the Development Agreement, the security interests securing the Loans may be required to be released or the payment of the Loans and the security interests securing the Loans may be required to be further subordinated;
     (d) notwithstanding the terms of Section 7(e) hereof, none of the Purchaser Information contradicts or is inconsistent with any representation or warranty made by the Participant in this Agreement;
     (e) it is not subject to withholding tax on payments under this Agreement and agrees to provide any documentation required by U.S. law or regulation or by the Seller to establish that it is exempt from U.S. withholding tax;
     (f) it acknowledges and agrees that none of BAS or any of its agents or affiliates has given any investment advice or rendered any opinion to you as to whether an investment in the Participation is prudent or suitable, and the Participant is not relying on any representation or warranty by BAS or any of its agents or affiliates;
     (g) it acknowledges and agrees that none of BAS or any of its agents or affiliates has provided, and will not be providing, the Participant with any material regarding the Loans, the Seller or the Obligor other than the Confidential Information Memorandum, dated January, 2007, for which BAS takes no responsibility. The Participant acknowledges that BAS is not responsible for the contents of that document. The Participant has not requested BAS or any of its agents or affiliates to provide it with any other information. In addition, the Participant acknowledges that BAS may facilitate the exchange of information between it and the Seller, but that such information is not being provided by BAS. The Participant also acknowledges that the Seller (i) is offering it the opportunity to ask questions and receive answers from the Seller or persons acting on behalf of the Seller (other than BAS), (ii) has made available to it copies of all existing Loan Documents, (iii) is offering to furnish it with all other materials that it considers relevant to an investment in the Loans, and (iv) is offering to give it the opportunity to fully perform its own due diligence;
     (h) the Participant acknowledges and agrees that in making its decision to purchase the Participation, it has not relied on any investigation that BAS, or any person acting on its behalf, may have conducted with respect to the Loans, the Seller or the Obligor;
     (i) it acknowledges and agrees that BAS and its agents and affiliates may possess material non-public information not known to it regarding or relating to the Loans, the Seller or the Obligor, including, but not limited to, information concerning the business, financial condition, results of operations, prospects or plans of the Seller. The Participant acknowledges that none of BAS or any of its agents or affiliates has disclosed any material, non-public information to it and it has not requested that any such information be disclosed; and
     (j) it hereby expressly releases BAS and its affiliates, and their respective officers, employees, agents and controlling persons from any and all liabilities arising from in or in connection with an investment in the Participation (including, without limitation, with respect to the accuracy of information or the failure to disclose information) or any other transaction it may undertake with respect to the Loans or the Seller, and it hereby agrees to make no claim (and it hereby waives and releases all claims that it may otherwise have) with respect to such investment in the Loans or other transaction, whether before or after the date of this letter, against BAS, its affiliates and their respective officers, employees, agents and controlling persons in respect of the Loans, the Seller, the Obligor and related transactions (including, without limitation, with respect to the accuracy of information or the failure to disclose information). The Participant hereby agrees that the release and waiver contained in this paragraph is unconditional and irrevocable.
     9. Responsibilities of the Seller.
     (a) Seller shall be entitled to appoint an agent for purposes of servicing and administration of the Loans, and the Participant irrevocably authorizes each such agent, in such capacity, to take such action on its behalf under the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such agent, together with such other powers as are reasonably incidental thereto. As to any matter not provided for herein, the Seller or its agent so appointed shall be fully protected in exercising any discretion or taking any action consistent with this Agreement. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Seller nor its agent shall have any duties or responsibilities except those expressly set forth herein, nor any fiduciary relationship with the Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Seller or its agent.
     (b) The Seller shall have the following specific powers and duties:

     (i) The Seller shall hold all of the Loan Documents in its possession for the benefit of the Participant. The Seller shall furnish to the Participant (A) copies of the Loan Documents, as amended from time to time, and any other agreements between the Seller and the Obligor or any other obligor executed and delivered in connection with the Loan Documents, (B) copies of all notices delivered to the Seller as required by the Loan Documents, and (C) copies of all financial statements required to be furnished by the Obligor pursuant to the Loan Documents which are received by the Seller.
     (ii) The Seller shall have the right to collect the entire interest due and all payments of principal, together with any and all other amounts due on or in connection with the Loans. With respect to items of interest, principal and fees, the Seller shall promptly account for and pay to the Participant, as and when the Seller shall receive the same, the Participant’s Pro Rata Share thereof (but in no event later than one Business Day following receipt).
     (iii) The Seller shall use due diligence to recover from the Obligor or any other party liable therefore all expenses properly incurred which are reimbursable from the Obligor or such other party under the Loan Documents, and is hereby authorized to retain legal counsel, and the services of accountants and other professionals. In addition to its indemnification obligations under Section 6 with respect to the enforcement and collection of the Loans, the Participant shall indemnify and hold harmless (to the extent of its Pro Rata Share of the Loan Amount) the Seller from and against all losses, damages, liabilities, reasonable costs and expenses as incurred (including without limitation, attorneys’ fees) which the Seller incurs in connection with the administration of the Loans (except for such losses, liabilities, costs and expenses which have been arisen out of Seller’s actual bad faith, willful misconduct or gross negligence).
     (iv) The Seller shall keep at all times proper books of account and records reflecting the respective interests of the Participant and the Seller in the Loans, which records shall be made accessible for inspection by the Participant at reasonable times during normal business hours.
     (v) The Seller agrees, to the extent that the Seller has actual knowledge thereof, to give the Participant prompt written notification, by certified mail return receipt requested, of the occurrence of any (a) default under the Loans or (b) Event of Default under the Loan Documents.
     (vi) All payments made by either party hereto shall be made by wire transfer in immediately available federal funds, unless otherwise agreed by the parties hereto. The Seller shall notify the Participant of any amendment, modifications, extensions or renewals to any of the Loan Documents for which the prior written consent of the Participant is not required under this Agreement.
     (vii) Except as otherwise provided in Section 16 below, the Seller shall have the exclusive right, in its sole discretion, without prior notice to the Participant, to: (a)

agree to any modification of any of the terms of the Loan Documents or any other agreement or instrument evidencing or securing the Obligations; (b) waive any such terms (including without limitation, waive any default or event of default or waive any claim against the Obligor) or give or withhold consents or approvals to any actions or failure to act by the Obligor; (c) exercise or refrain from exercising, or waive, any rights or powers that Seller may have in respect thereof; (d) agree to release or permit substitutions of collateral in respect of the Obligations; (e) bring suit for collection or exercise of any other remedies under the Loan Documents, (f) exercise or refrain from exercising any powers or rights which it may have under the Loan Documents and (g) otherwise administer the Loans in accordance with its reasonable judgment.
     (viii) The Seller shall have the right to: (a) direct the Obligor to make payment of all amounts due or to become due to Seller directly to any agent appointed pursuant to Section 9(a); and (b) notify such agent to maintain a lockbox or similar arrangement to which Obligor has been directed to make payment to such lockbox or other arrangement, maintained under the sole dominion and control of such agent, directly to such agent.
     The Seller may exercise any of its powers and perform any of its duties hereunder by or through its agent. As soon as reasonably practicable after the appointment of any agent, the Seller shall provide the Participant with notice of such appointment and the name and relevant contact information of such agent.
     (c) The Seller agrees that it will exercise the same degree of care and skill in administering, collecting and enforcing the Loans that a reasonably prudent investor would exercise under the circumstances in the conduct of his own affairs. Neither the Seller nor its officers, directors, agents, attorneys or employees shall be liable to the Participant for any acts or omissions in making, administering, collecting or enforcing the Loans unless such acts or omissions constitute gross negligence or willful misconduct. Without limiting the foregoing, the Seller (i) may rely on legal counsel, independent public accountants and other experts selected or accepted by the Seller and the Seller shall not be liable for any action taken or omitted to be taken in good faith by the Seller in accordance with the advice of such counsel, accountants or experts, (ii) other than as set forth herein, makes no warranty or representation (express or implied) and shall not be responsible for any statement, warranty or representation made in connection with the Loan Documents or any related document or for the financial condition of the Obligor, (iii) shall not be responsible for the performance or observance by any other party of any of the terms, covenants or conditions of the Loan Documents or any related document, and shall not have any duty to inspect the property (including the books and records) of the Obligor, (iv) makes no warranty or representation as to, and shall not be responsible for, the due execution, legality, validity, enforceability, genuineness, sufficiency, payment priority or collectibility of, or for the filing or recording or otherwise perfecting a security interest in or the priority of any such security interest, or taking of any actions with respect to the Loan Documents, any collateral for the Loans or any related document, (v) shall incur no liability under, or in respect of, the Loan Documents or any related document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by the Seller to be genuine and signed by the proper party, (vi) shall have no obligation to make any claim, or assert any lien upon, any property held by the Seller or assert any offset in respect thereto, (vii) shall not be deemed to be a trustee for the Participant, (viii) shall have no duties or obligations hereunder other than those expressly provided for herein and (ix) shall have no obligation to take any action which the Seller determines in good faith could violate applicable law, the Loan Documents or any related document, or, unless and until it shall have been provided with adequate security and indemnity therefor, expose the Seller to any material obligation, liability or expense.
     (d) The Seller will not, without the prior written consent of the Participant, agree to the alteration, amendment or revision of any of the Loan Documents in any material respect if such alteration, amendment or revision adversely affects any Loan, except to the extent that the Required Participants are permitted to give such consent pursuant to Section 16 and the Required Participants have provided such consent.
     10. Indemnification. The Participant agrees to indemnify, defend and hold the Seller and its officers, directors, employees, agents, partners and controlling persons (together, the “Seller Indemnitees”) harmless from and against any and all expenses, losses, claims, damages, suits, proceedings and liabilities which are incurred by or threatened against the Seller Indemnitees or any of them after the Closing Date, including but not limited to reasonable attorneys’ fees and expenses caused by, or in any way resulting from or relating to the breach of any of the representations, warranties, agreements or covenants of the Participant set forth in this Agreement (except for any such expenses, losses, claims, damages, suits, proceedings and liabilities which have arisen out of the actual bad faith, willful misconduct or gross negligence of any Seller Indemnitee). The Seller agrees to indemnify, defend and hold the Participant and its officers, directors, employees, agents, partners and controlling persons (together, the “Participant Indemnitees”) harmless from and against any and all expenses, losses, claims, damages, suits, proceedings and liabilities which are incurred by or threatened against the Participant Indemnitees or any of them after the Closing Date, including but not limited to reasonable attorneys’ fees and expenses caused by, or in any way resulting from or relating to the breach of any of the representations, warranties, agreements or covenants of the Seller set forth in this Agreement (except for any such expenses, losses, claims, damages, suits, proceedings and liabilities which have arisen out of the actual bad faith, willful misconduct or gross negligence of any Participant Indemnitee).
     11. Expenses. Except as otherwise expressly provided for herein, each party to this Agreement shall bear its own costs and expenses, including but not limited to attorneys’ fees and expenses, in connection with the Participation contemplated hereby.
     12. Payments.
     (a) All payments to be made by either Party hereunder shall be (i) made in United States Dollars, and (ii) made without setoff, counterclaim or other deduction in immediately available funds by wire transfer, or by any other means agreed to by both Parties, to the account of the relevant Party as specified in Schedule I hereto (including for the avoidance of doubt, in the case of the Seller, an account of any paying agent on behalf of the Seller);
     (b) All amounts payable hereunder are payable free of any withholding tax or levy, other than taxes imposed on the net income of the Parties, and such taxes or levies shall be paid to the applicable governmental authority by the payer of such amounts without deduction from any amount payable hereunder;

     (c) Whenever the Seller receives a payment of any kind in respect of the Loans (including fees, commissions and interest), it will pay over the same to the Participant (or to any agent appointed by the Participant for purposes of receiving and distributing such payment) on a pro rata basis on the next Business Day after receipt by the Seller thereof in the same kind of funds or property received and duly endorsed when appropriate, free of any deduction, withholding or set-off of any kind (except as expressly permitted by this Agreement). If securities are to be issued pursuant to a plan of reorganization or restructuring or otherwise, in payment of, in substitution for or for application against the Seller’s Interest, the Seller shall promptly notify the Participant of such prospective issuance and shall use its best efforts to cause such securities to be registered and issued in such names as the Participant or its agent shall direct in writing; and
     (d) If any Party shall fail to pay any amount due hereunder in accordance herewith, then such Party shall pay interest on such payment for the period from the day on which such payment is due, to (but excluding) the day such amount is actually paid to the Participant, at a rate equal to the Interest Rate; provided, however, that for the avoidance of any doubt with respect to amounts payable under Section 12(c) hereof, such interest payment obligations shall apply only to any such amounts payable by the Seller in the form of cash.
     13. Prepayment. As soon as practical after receipt of any partial prepayment, the parties hereto shall execute and deliver to the Participant a Certificate replacing the appropriate original Certificate with terms and conditions amended to reflect such partial prepayment unless otherwise agreed to in writing.
     14. Ownership. The Parties agree and acknowledge that the purchase and sale under Section 2 hereof creates a sale and transfer of the Seller’s property interests to the extent of Participant’s Participation, and not a mere debtor-creditor relationship between the parties. This Agreement shall in no way be construed as a loan by the Participant to the Seller or as creating any other relationship between the parties. The Transferred Interest of the Participant shall constitute an equitable interest in the Loans, as contemplated by Section 541(d) of the United States Bankruptcy Code, as amended (11 U.S.C. Section 541(d)). The Participation and all payments, securities or other proceeds received or recovered by the Seller in respect thereof shall, to the extent of Participant’s Participation, be the Participant’s property and shall be held by the Seller on behalf and for the sole benefit of the Participant until paid over to the Participant and the Seller shall have no legal, equitable or beneficial interest in any of the foregoing.
     15. Information and Documents. To the extent permitted by the Loan Documents and subject to Section 17(j) hereof, the Seller shall promptly furnish to the Participant copies of all Loan Documents received by the Seller or offered by the Obligor to the Seller from time to time. The Seller shall give the Participant prompt written notice of any of the following of which the Seller becomes aware: (a) any proposed payment or delivery of property in respect of the Transferred Interest, (b) any request for any amendment, waiver or modification of the terms of any of the Loan Documents if such requested amendment, waiver or modification relates to any Loan, and (c) any act, decision or vote proposed or to be made by the Seller in connection with the Loan Documents or the Obligor with respect to the Loans. Failure of the Seller to provide any of the foregoing information shall not result in any liability on the part of the Seller, subject to Section 16 hereof.
     16. Acts and Decisions. Except as otherwise prohibited or restricted by the Loan Documents (and such prohibitions and restrictions are hereby incorporated by reference as if set forth herein) or applicable law, Participant agrees that, with regard to the Transferred Interest, Seller shall act or refrain from acting in respect of any request, act or decision under the Loan Documents (each an “Action”) in accordance with the directions, or pursuant to the consent of, the Required Participants. Participant acknowledges that it shall be bound by any such Actions of the Seller; provided, that any Action to (i) postpone any date fixed by any Loan Document for any payment of principal, interest, fees or other amounts due to the Seller with respect to the Seller’s Interest, (ii) reduce the principal of, or the rate of interest specified in any Loan Document with respect to any Loan, (iii) release or otherwise discharge of any security interest or lien granted to the Seller under the Loan Documents; (iv) release the Obligor or any other person now or hereafter liable for any of the Obligations, whether as co-makers, endorsers, guarantors, sureties, indemnitors or otherwise or (v) change the definition of “Required Participants” under any participation agreement with respect to the Loans so that it modifies the definition of such term herein as of the date of this Agreement, shall require the consent of all participants of all the Loans.
     17. Miscellaneous.
     (a) Survival. All warranties, representations, and covenants made by the Parties shall be considered to have been relied upon by the Parties hereto and shall survive any due diligence or other investigation of the Obligor by the Participant, the Closing Date hereunder and the execution, delivery and performance of this Agreement and all other documents contemplated herein.
     (b) Successors and Assigns. This Agreement, including without limitation, the representations, warranties and covenants contained herein, (i) shall inure to the benefit of and be enforceable by the respective parties and their respective successors, assigns, participants and transferees and (ii) shall be binding upon and enforceable against the respective Parties, and their respective successors, assigns and transferees.
     (c) Further Assurances. Each of the Parties agrees to execute and deliver, or to cause to be executed and delivered, all such instruments, and to take all such action as the other Party may reasonably request in order to effectuate the intent and purposes of, and to carry out the terms of this Agreement.
     (d) Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one agreement binding all of the Parties.
     (e) Amendments; Waivers. Except if the Required Participants have consented to any such amendment or waiver (in which case such amendment or waiver shall be applicable to this Agreement and shall bind and be enforceable against all of the participants of the Loans), (i) no amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Party, and (ii) no waiver of any provision of this Agreement, nor consent to any departure by any Party from the terms hereof, shall be effective unless it is in writing and signed by the other Party. In any case, a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of either Party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein and in other related documents (A) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law and (B) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against the other party or any other entity.
     (f) Governing Law. This Agreement shall be construed and the obligations of the Parties hereunder shall be determined in accordance with the laws of the State of New York (without regard to any conflict of laws provisions thereof) and applicable federal law.
     (g) Notices. All demands, notices, requests, consents, and communications hereunder shall be (i) in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger or telecopy at, or if duly deposited in the mails, by certified or registered mail, postage prepaid — return receipt requested, to the addresses set forth on Schedule I, or such other addresses as may be furnished hereafter by notice in writing to such addresses, or (ii) by SWIFT, telex or facsimile transmission. All demands, requests, consents, notices and communications shall be deemed to have been given (x) in the case of notice in writing, either (A) at the time of actual delivery thereof or (B) if given by certified or registered mail, five (5) Business Days after certification or registration thereof, to any officer (or an authorized recipient of deliveries to the office) of the Party to whom given, or (y) in the case of electronic notice, at the time of actual transmission.
     (h) Integration. This Agreement, together with any schedules and exhibits hereto constitute the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written. There are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth or incorporated herein.
     (i) Captions and Headings. The captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof. They shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.
     (j) Confidentiality. Each Party agrees that, except as may be compelled by legal process or by an order, judgment or decree of a court or other governmental authority of competent jurisdiction or as may be required by statute, rule or regulation or as may be required by any regulator, organization of regulators or any self-regulator, it shall not disclose to any Person the terms or conditions of this Agreement or any document executed or delivered in connection herewith; provided, however, that (i) the Seller may disclose this Agreement and the documents executed or delivered in connection herewith to the Obligor, the Band, any governmental regulatory authority (including without limitation the National Indian Gaming Commission) and any other participant of the Loans, (ii) the Participant may disclose this Agreement and the documents executed or delivered in connection herewith (other than the purchase price and the purchase rate) to any prospective purchaser or transferee and to their respective counsel and other legal and financial advisors, and (iii) either Party may disclose this Agreement and the documents executed or delivered in connection herewith to its counsel and other legal and financial advisors, subject to appropriate confidentiality undertakings. With respect to the Participation, the Participant agrees for the benefit of the Seller and the other parties to the relevant Loan Documents, to maintain the confidentiality of all non-public information provided to it under or connection with this Agreement or the Participation to the extent consistent with the requirements of the Loan Documents and applicable law.
     (k) Severability. If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement, if any, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.
     (l) Jurisdiction. Each Party hereby irrevocably consents to the personal jurisdiction of the courts of the State of New York and of the United States of America sitting in the Southern District of New York, in any action to enforce, interpret or construe any provision of this Agreement or of any other agreement or document delivered in connection with this Agreement, and also hereby irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in either of those courts. Each party further irrevocably agrees that any action to enforce, interpret or construe any provision of this Agreement will be brought only in either of those courts and not in any other court.
     (m) Service of Process by Mail. Each Party hereby irrevocably consents to the service by certified or registered mail, return receipt requested, to be sent to its address stated in subsection (g) above or to such other address as it may designate from time to time by notice given in the manner provided above, of any process in any action to enforce, interpret or construe any provision of this Agreement.
     (n) Jury Trial Waiver. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any of the Loan Documents or the Participation contemplated hereby (whether based on contract, tort or any other theory). Each Party (a) certifies that no representative, agent or attorney of any other Person has represented, expressly or otherwise, that such other Person would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement, among other things, by the mutual waivers and certifications in this Section.

     (o) Certain Conduct and Other Matters. Notwithstanding any other provision in this Agreement to the contrary, neither Party shall assume any liability from the other Party or be responsible for or indemnify the other Party for any losses, liabilities or claims that result from the bad faith, willful misconduct or gross negligence of such Party. No provision of this Agreement shall create any third party beneficiary rights in any person except, with respect to Sections 8(f) to (j) (inclusive) only, BAS.
     20. Assignment.
     Neither Party may assign its rights and obligations hereunder without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided however, with respect to any Loan the Seller shall be entitled to participate out additional interests in such Loan without notice to or consent from the Participant; provided further, that with respect to the Participation the Participant shall be entitled to sub-participate out interests in the Participation without notice to or consent from the Seller (provided, for the avoidance of doubt, the Participant shall not be released from any of its obligations hereunder and the terms of such sub-participation shall be on substantially similar to the terms hereunder but with respect to a sub-participation between the Participant and the sub-participant). Except to the extent permitted under Section 21, on and from the Closing Date neither the Seller nor any of its affiliates may purchase or repurchase any participation or sub-participation in the Loans.
     21. Regulatory Concerns.
     In the event that a Participant, assignee, or Person holding a sub-participation (a “Holder”) is determined to be a Disqualified Holder, the Seller shall have the right to repurchase such Holder’s interests in a Loan by payment to such Holder of the outstanding principal balance of such interests, together with accrued but unpaid interest thereon, held by such Holder.
[Signature Page to Follow]

     IN WITNESS OF THE ABOVE AGREEMENTS, the Parties have caused this document to be executed by their respective representatives as of the date specified in the first sentence above.

GREAT LAKES GAMING OF MICHIGAN, LLC
Per:
Name:
Title:

[PARTICIPANT]:
Per:
Name:
Title:

CERTIFICATION
BY LAKES ENTERTAINMENT, INC.
To: [PARTICIPANT]
     Lakes Entertainment, Inc. (“LACO”), a Minnesota corporation, hereby represents and warrants that, as of the Closing Date no Event of Default by the Seller and, to LACO’s knowledge, by the Obligor has occurred or is continuing with respect to the Development Agreement and the Management Agreement. Capitalized terms that are not otherwise defined in this certification shall have the meanings given in the Master Participation Agreement dated March 2, 2007, between you and Great Lakes Gaming of Michigan, LLC.

LAKES ENTERTAINMENT, INC.
Per:
Name:
Title:

EXHIBIT A
FORM OF
CONSENT AND ACKNOWLEDGMENT
     Pokagon Gaming Authority hereby consents to the Master Participation Agreements to which this consent is attached (the “Participation Agreements”) and the transactions contemplated thereby, and hereby acknowledges and confirms that (i) each of the Loans has been fully funded, and the Seller has no obligation to make any further advances or extend any other financial accommodations under the Loans and Notes, (ii) interest has accrued on the Loan evidenced by the Third Amended and Restated Transition Loan Note from and after July 8, 2001, and (iii) this consent is given pursuant to the written approval of the Pokagon Gaming Authority, the entity designated pursuant to resolution and ordinance of the “Pokagon Council” (as defined in the Development Agreement and the Management Agreement), as evidenced by the Assignment and Assumption Agreement and the Pokagon Gaming Authority Ordinance duly enacted by the Pokagon Council (as contemplated by the Development Agreement and the Management Agreement); and otherwise complies with the requirements of Section 15.18 of the Development Agreement and Section 14.1 of the Management Agreement. This Consent shall not give rise to liability by the Pokagon Gaming Authority or the Pokagon Band of Potawatomi Indians to any Participant except as expressly authorized by the Participation Agreements in accordance with the Development Agreement and the Management Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms under the Participation Agreements.

POKAGON GAMING AUTHORITY
Per:
Name:
Title:

EXHIBIT B
FORM OF CERTIFICATE
     Pursuant to and subject to that certain Master Participation Agreement made between you and GREAT LAKES GAMING OF MICHIGAN, LLC, a Minnesota limited liability company (the “Seller”) dated as of the second day of March, 2007 (the “Agreement”), the Seller hereby offers you, in the capacity of Participant a Participation without recourse (except as provided in the Agreement) in the following Loan on a funded basis, subject to the terms and conditions set forth below. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.
TO BE COMPLETED BY THE SELLER
Development Loan
Maturity Date: The fifth anniversary after the fifteenth day of the calendar month immediately following the Commencement Date of the Four Winds Casino Resort.
Original Loan Amount: $46,000,000.00
Accrued Interest: $17,967,329.62
Participation Amount: $63,967,329.62
Pro Rata Share Offered: TBD
Repayment: Equal monthly payments of principal and interest in an amount sufficient to amortize such principal and accrued interest over a sixty month period (such payments will commence on the fifteenth day of the calendar month immediately following the Commencement Date of the Four Winds Casino Resort).
Interest Rate: 9.0% per annum (interest will continue to accrue pursuant to original terms).
Purchase Price (as a percentage of Participation Amount): 98.0%
Non-Gaming Land Acquisition Line of Credit
Maturity Date: The fifth anniversary after the fifteenth day of the calendar month immediately following the Commencement Date of the Four Winds Casino Resort.
Original Loan Amount: $13,176,335.46
Accrued Interest: $10,485,962.41
Participation Amount: $23,662,297.87
Pro Rata Share Offered: TBD
Repayment: Equal monthly payments of principal and interest in an amount sufficient to amortize such principal and accrued interest over a sixty month period (such payments will commence on the fifteenth day of the calendar month immediately following the Commencement Date of the Four Winds Casino Resort).
Interest Rate: 9.0% per annum (interest will continue to accrue pursuant to original terms).
Purchase Price (as a percentage of Participation Amount): 98.0%

Transition Loan
Maturity Date: The fifth anniversary after the fifteenth day of the calendar month immediately following the Commencement Date of the Four Winds Casino Resort.
Original Loan Amount: $12,000,000.00
Accrued Interest: $4,568,300.09
Participation Amount: $16,568,300.09
Pro Rata Share Offered: TBD
Repayment: Equal monthly payments of principal and interest in an amount sufficient to amortize such principal and accrued interest over a sixty month period (such payments will commence on the fifteenth day of the calendar month immediately following the Commencement Date of the Four Winds Casino Resort).
Interest Rate: 9.0% per annum (interest will continue to accrue pursuant to original terms).
Purchase Price (as a percentage of Participation Amount): 98.0%
Aggregate Participation Amount:
     Attached hereto is a true copy of the Notes evidencing the Loans referenced herein. When this Certificate is duly signed and any and all amendments are initialed by both the Seller and Participant, it becomes an irrevocable (subject to Section 21 of the Agreement) offer and acceptance of participation. Any change of the above terms shall be evidenced by another Certificate duly signed by the authorized personnel of both Parties, which Certificate shall supersede all prior Certificates with respect to the relevant Loan.
     This offer is open for acceptance by the Participant until March 2, 2007. If acceptance of this offer is not received by the Seller on or before this date, this offer of participation becomes null and void and the Seller shall not be bound by the terms set forth herein.
Effective as of the second day of March 2007
[Signature page to follow]

GREAT LAKES GAMING OF MICHIGAN, LLC, as Seller
By:
Name:
Title:
[SIGNATURE PAGE TO CERTIFICATE FOR PARTICIPATION AGREEMENT]

[COUNTERPARTY], as Participant
By:
Name:
Title:
[SIGNATURE PAGE TO CERTIFICATE FOR PARTICIPATION AGREEMENT]

SCHEDULE I
Notice/Payment and Delivery Instructions
Seller’s Wire Instructions:

Bank:	Bank of America, N.A.
,
ABA No.:	026-009-593
Acct:

Acct. No.:

Attn:

Ref.:

Seller’s Address for Notices and Delivery:
Lakes Entertainment, Inc.
130 Cheshire Lane, Suite 101
Minnetonka, Minnesota 55305
Attention: Damon E. Schramm, Esq. and Timothy J. Cope
Telephone: (952) 449-9092
Telecopier: (952) 449-9353
with a copy to:
Gray Plant Mooty Mooty & Bennett, PA
500 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
Attention: Daniel Tenenbaum, Esq.
Telephone: (612) 632-3000
Telecopier: (612) 632-4050
Participant’s Wire Instructions:

Bank:	,
ABA No.:

Acct:

Acct. No.:

Attn:

Ref.:

SCHEDULE I (cont’d)
Participant’s Address for Notices and Delivery:

Attention:

Address:

Mail Code:

SWIFT:

Telephone:

Facsimile:

Electronic Mail Address: